UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2005

RemedyTemp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-5260	95-2890471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Enterprise, Aliso Viejo, California		92656
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-425-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2005, RemedyTemp, Inc. (the "Company") entered into Indemnification Agreements with Gary Brahm, a new member of the Company’s Board of Directors, and Monty Houdeshell, Senior Vice President and Chief Administrative Officer. The form of indemnification agreement was previously approved by the Company’s Board of Directors, and is incorporated herein by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-4276) filed on May 1, 1996.

The Indemnification Agreement provides, among other terms, that: (i) the Company shall indemnify the indemnitee to the fullest extent permitted by applicable law with respect to any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative by reason of the fact that the indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company; (ii) the Company will advance expenses incurred by the indemnitee; (iii) if it is ultimately determined that the indemnitee is not entitled to be indemnified, the Company is entitled to reimbursement of expense advances; and (iv) the indemnification provided by the Indemnification Agreement shall be in addition to any rights to which the indemnitee may be entitled under applicable law, the Company's Articles of Incorporation, its Amended and Restated Bylaws, any agreement, any vote of shareholders, a resolution of directors, or otherwise. The indemnification provided under the Indemnification Agreement shall continue for any action taken while serving in an indemnified capacity even though the indemnitee may have ceased to serve in an indemnified capacity.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-4276) filed on May 1, 1996.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2005, the Board of Directors (the "Board") of the Company increased the size of the Board to nine members from eight, pursuant to Section 3.01 of the Company’s Amended and Restated Bylaws. The Board also appointed Gary Brahm to serve as a member of the Board effective as of May 10, 2005. Mr. Brahm will serve as a director until his successor is duly elected and qualified.

Mr. Brahm has been employed by Chapman University since 1994, most recently as Executive Vice President for Finance and Administration and Chief Operating Officer. Prior to joining Chapman University, Mr. Brahm was Vice President of Finance and Chief Financial Officer of National University, from 1989 to 1994.

It has not yet been determined if Mr. Brahm will be named to any committee of the Board.

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 9, 2005, the Board of Directors of the Company amended the Company’s Code of Business Conduct and Ethics (the "Business Conduct Code"), which applies to all of its directors, officers and employees, and its Code of Ethics for Senior Financial Officers (the "Senior Officer Code"; and together with the Business Conduct Code, the "Codes"), which applies to certain senior officers. The amendments to the Codes are briefly described below and the revised Codes are filed as Exhibit 14.1 to this report. The amended Codes will also be posted on the Company’s website at www.remedystaff.com.

The Business Conduct Code was modified to describe its purpose and application and to clarify the Company’s policies regarding (1) insider trading; and (2) the protection and use of Company assets, including electronic resources such as computers, the Internet and email.

The Senior Officer Code was amended to clarify that this code applies to the chief executive officer as well as the senior financial officer positions set forth therein.

The amendments also include minor wording changes in other sections of the Codes.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1 Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1 (Reg. No. 333-4276) filed May 1, 1996.

14.1 Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RemedyTemp, Inc.

May 10, 2005	By:	/s/ Monty A. Houdeshell

Name: Monty A. Houdeshell
Title: Senior Vice President and Chief Administrative Officer

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Exhibit Index

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers